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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   Form 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report: (Date of earliest event reported): MARCH 15, 1996
                                                          --------------

                             TPI ENTERPRISES, INC.
                             ---------------------

            (Exact name of registrant as specified in its charter)



    NEW JERSEY                       0-7961                     22-1899681
    ----------                       ------                     ----------
 (State or other                (Commission File               (IRS Employer
 jurisdiction of                    Number)                Identification No.)
  incorporation)

                     3950 RCA BOULEVARD
                         SUITE 5001
                 PALM BEACH GARDENS, FLORIDA                       33401
                 ---------------------------                       -----
          (Address of principal executive offices)               (Zip Code)

                                (407) 691-8800
                                --------------
             (Registrant's telephone number, including area code)








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ITEM 5.  OTHER EVENTS.

                  On March 15, 1996, the registrant entered into a Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement with Shoney's, Inc. and TPI Restaurants Acquisition Corporation, a wholly-owned subsidiary of Shoney's, Inc. ("TPAC"), regarding the proposed acquisition by Shoney's, Inc. or TPAC of substantially all of the assets of the registrant. The Plan of Tax-Free Reorganization is attached hereto as Exhibit 10.1 and incorporated by reference herein.

                  On March 15, 1996, the registrant and certain directors of the registrant entered into a Letter of Understanding with Lawrence Capital Management, Inc., Crandon Capital Partners and Brock Weiner for the settlement of three purported class action lawsuits which had challenged the proposed transaction with Shoney's. The press release announcing the execution of the Letter of Understanding is attached hereto as Exhibit 99.1 and incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)      Exhibits
         --------

Exhibit No.

10.1 Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated March 15, 1996 by and among Shoney's, Inc., TPI Restaurants Acquisition Corporation and TPI Enterprises, Inc.

99.1 Press release announcing the execution of the Letter of Understanding.








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                                  SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             TPI ENTERPRISES, INC.



                                     By:   /s/ Frederick W. Burford
                                          -------------------------------
                                               Frederick W. Burford
                                               Executive Vice President and
                                                 Chief Financial Officer


Date:    March 19, 1996























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                                 EXHIBIT INDEX


Exhibit  No.                                                 Description
------------                                                 -----------

10.1 Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated March 15, 1996 by and among Shoney's, Inc., TPI Restaurants Acquisition Corporation and TPI Enterprises, Inc.

99.1 Press Release announcing the execution of the Letter of Understanding.